EXHIBIT 5.1
[HINKLEY ALLEN & SNYDER LETTERHEAD]

Opinion of Hinckley, Allen & Snyder LLP

October 27, 2009

NewAlliance Bancshares, Inc.
195 Church Street
New Haven, Connecticut

Ladies and Gentlemen:

We have acted as counsel to NewAlliance Bancshares, Inc., a Delaware corporation (the “Company”) in connection with its registration on Form S-3 under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission on the date hereof (the “Registration Statement”) relating to the proposed public offering of one or more series of the following securities of the Company: (i) shares of common stock, par value $0.01 per share (the “Common Stock”); (ii) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”); (iii) warrants to purchase Securities (as defined herein) (the “Warrants”); (iv) debt securities (the “Debt Securities”); (v) depositary shares (the “Depositary Shares”); (vi) stock purchase contracts and stock purchase units representing an obligation to purchase Securities (as defined below) (the “Purchase Contracts”); and (vii) units consisting of any combination of two or more Securities (the “Units” and together with the Common Stock, Preferred Stock, Warrants, Debt Securities, Depositary Shares and Purchase Contracts, the “Securities”), all of which may be offered and sold by the Company from time to time on a delayed or continuous basis as set forth in a prospectus forming a portion of the Registration Statement, and as may be set forth in one or more supplements to any such prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

In connection with this opinion, we have examined the Registration Statement and originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation of the Company (the “Certificate”), (ii) the Amended and Restated Bylaws of the Company (the “Bylaws”), (iii) certain resolutions of the Company’s Board of Directors relating to the Registration Statement and (iv) certain other agreements, instruments, documents and records as we have deemed appropriate for the purpose of rendering the opinions hereinafter expressed.

The opinions set forth below are limited to Connecticut law and the federal law of the United States, except for any laws, regulations or rules relating to environmental, energy, intellectual property (such as patents, copyrights, trademarks or servicemarks), tax, safety, labor, workers’ compensation, health, hazardous waste, permitting, licensing, franchising, and fiduciary duties of shareholders, members, directors, managers, officers, or other equivalent persons; provided, however, that the opinions given in paragraphs 1 and 2 below are based on the Delaware General Corporation Law (as defined below) and the opinions given in paragraphs 4 and 7 below are based on the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations (and in particular, we express no opinion as to any effect that such other laws, statutes, ordinances, rules or regulations may have on the opinions expressed herein).

As we have previously advised you, we are not members of the bar of the State of Delaware and are rendering our opinions with respect to the organization and authorization of the Company only with respect to the Delaware General Corporation Law (Chapter 1, Title 8 of the Delaware Code) in effect in Delaware on the date hereof (the “Delaware General Corporation Law”) without regard to any judicial interpretation thereof. Accordingly, with your permission, we are relying solely on the statutory language of the Delaware General Corporation Law and have not undertaken any independent investigation, inquiry or analysis of any judicial interpretation of the Delaware General Corporation Law or any other law of Delaware.

In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry (a) the authenticity of all documents submitted to us as originals, (b) the genuineness of all signatures on all documents that we examined, and (c) the conformity to authentic originals of documents submitted to us as certified, conformed, facsimile or photostatic copies. We have also assumed the legal capacity (as distinct from authority) and competency of any individual who has signed any instrument referred to herein.

For purposes of this opinion, we have assumed that (i) the issuance, sale, number or amount, as the case may be, and the terms of Securities to be offered from time to time will be duly authorized and established by proper action by the Board of Directors of the Company or a duly authorized committee of such board (“Corporate Action”) consistent with the procedures and terms described in the Registration Statement and/or applicable prospectus supplement and in accordance with the Certificate of Incorporation, the Bylaws and applicable Delaware General Corporation Law, and will not conflict with or constitute a breach of any instrument or agreement to which the Company is a party or result in the breach of any law, court judgment, decree or order to which the Company is subject; (ii) prior to the issuance of one or more series of Preferred Stock or any Depositary Shares, appropriate certificates of designation will have been duly authorized by proper Corporate Action and will have been accepted for record by the Secretary of the State of Delaware; (iii) any Warrants will be issued under one or more warrant agreement (each, a “Warrant Agreement”), each to be between the Company and the financial institution identified therein as warrant agent, and the execution, delivery and performance of the applicable Warrant Agreement will be duly authorized by proper Corporate Action, and will not conflict or constitute a breach of the terms of any agreement or instrument to which the Company is a party or result in a breach of any law, court judgment, decree or order to which the Company is subject; (iv) any Debt Securities will be issued pursuant to an indenture, substantially in the form of one of such indentures filed as Exhibits 4.1 and 4.3, respectively, to the Registration Statement (the “Indenture”); (v) any Indenture under which Debt Securities are issued will be qualified under the Trust Indenture Act of 1939, as amended; (vi) any Depositary Shares will be issued under one or more deposit agreements by the financial institution identified therein as depositary (each a “Depositary Agreement”), and the execution, delivery and performance of the applicable Depositary Agreement will be duly authorized by proper

Corporate Action, and will not conflict or constitute a breach of the terms of any agreement or instrument to which the Company is a party or result in the breach of any law, court judgment, decree or order to which the Company is subject; (vii) any Purchase Contracts will be issued pursuant to one or more agreements, each to be between the Company and a financial institution or other party identified therein (each a “Purchase Contract”), and the execution, delivery and performance of the applicable Purchase Contract will be duly authorized by proper Corporate Action, and will not conflict or constitute a breach of the terms of any agreement or instrument to which the Company is a party or result in a breach of any law, court judgment, decree or order to which the Company is subject; and (viii) any Units will be issued under one or more unit agreements, each to be between the Company and a financial institution or other party identified therein as unit agent (each a “Unit Agreement”), and the execution, delivery and performance of the applicable Unit Agreement will be duly authorized by proper Corporate Action, and will not conflict or constitute a breach of the terms of any agreement or instrument to which the Company is party or result in the breach of any law, court judgment, decree or order to which the Company is subject; (ix) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded and will comply with all applicable federal and state laws at the time the Securities are offering and issued as contemplated by the Registration Statement; (x) a prospectus supplement will have been prepared, delivered and filed with the Commission describing the Securities offered thereby and will comply with all applicable federal and state laws at the time the Securities are offered and issued and contemplated by the Registration Statement; (xi) all Securities will be issued and sold in compliance with applicable federal and state securities law; (xii) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefore and in accordance with the terms of the applicable Corporate Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; and (xiii) the Company will remain a Delaware corporation.

For the purposes of this opinion, we have assumed that all other parties under the Warrant Agreement for any Warrants, under the Indenture for any Debt Securities, under the Depositary Agreement for any Depositary Shares, under the Purchase Agreement for any Purchase Contracts and under the Unit Agreement for any Units, (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction or organization ; (ii) is duly qualified to engage in the activities contemplated by such Warrant Agreement, Indenture, Depositary Agreement, Purchase Agreement or Unit Agreement, as applicable; (iii) has duly authorized, executed and delivered the Warrant Agreement, Indenture, Depositary Agreement, Purchase Agreement or Unit Agreement, as applicable, and such agreement is enforceable against such party in accordance with its terms; (iv) is in compliance with respect to performance of its obligations under such Warrant Agreement, Indenture, Deposit Agreement, Purchase Contract or Unit Agreement, as applicable, with all applicable laws and regulations; and, (v) has the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement, Indenture, Depositary Agreement, Purchase Contract or Unit Agreement, as applicable.

In addition, the opinions hereinafter expressed are subject to the effect of or by (a) bankruptcy, insolvency, reorganization, arrangement, moratorium, avoidance, fraudulent transfer or conveyance or other similar laws relating to or affecting the rights of creditors generally, (b) limitations imposed by general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity), including without limitation, the availability of the remedies of specific performance and injunctive relief, or the appointment of a receiver as a matter of right and (c) limitations based on public policy.

Based upon, and subject to, the foregoing, it is our opinion that, as of the date hereof:

1.	The Common Stock (including any Common Stock that is duly issued upon the exchange or conversion of Debt Securities or Preferred Stock that are exchangeable or convertible into Common Stock or upon the exercise of Warrants or Purchase Contracts and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise), upon due execution and delivery on behalf of the Company of certificates therefor will be validly issued, fully paid and nonassessble.

2.	The Preferred Stock (including any Preferred Stock represented by Depositary Shares or that is duly issued upon the exercise of Warrants or Purchase Contracts and receipt by the Company of any additional consideration payable upon exercise) will be validly issued, fully paid and nonassessable.

3.	The Warrants, upon due execution and delivery of a Warrant Agreement and due authentication of the Warrants by the warrant agent, and upon due execution and delivery of the Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

4.	The Debt Securities (including any Debt Securities duly issued upon the exercise of Warrants or Purchase Contracts), upon due execution of the Indenture relating thereto on behalf of the Company and the trustee named therein, and upon authentication by such trustee and due execution and delivery on behalf of the Company in accordance with the Indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of the Company.

5.	The depositary receipts evidencing the Depositary Shares, upon due countersignature thereof and issuance against a deposit of duly authorized and validly issued Securities in accordance with the Depositary Agreement relating thereto, will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and Depositary Agreement.

6.	The Purchase Contracts, upon due execution and delivery of a Purchase Agreement, and upon due execution and delivery of one or more certificate bearing such terms on behalf of the Company, will constitute valid and binding obligations of the Company.

7.	The Units, upon due execution and delivery of a Unit Agreement, and upon due execution and delivery of such Units and the underlying Securities that are components of such Units in accordance with any applicable Unit Agreement and the certificate of designations (in the case of the underlying Preferred Stock), Warrant Agreement (in the case of underlying Warrants), Depositary Agreement (in the case of underlying Depositary Shares), Indenture (in the case of underlying Debt Securities), or purchase agreement (in the case of underlying Purchase Contracts), and assuming that the underlying Securities that are components of such Units have been duly and properly authorized for issuance and will constitute valid and binding obligations enforceable against the issuer thereof in accordance with their terms, such Units will constitute valid and binding obligations of the Company.

We assume no obligation to update or supplement this opinion to reflect any facts or circumstances, which may hereafter come to our attention or any change in laws, which may hereafter occur. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. By giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Except as stated above, this opinion letter may be relied upon solely by you, your assignees, and their respective successors and assigns, solely in connection with the transactions contemplated by the Registration Statement, and may not be relied upon in connection with any other transaction or by anyone other than you, your assignees, and their respective successors and assigns solely in connection with the transactions contemplated by the Registration Statement without our express written consent.

Sincerely,

/s/ Hinckley, Allen & Snyder LLP
Hinckley, Allen & Snyder LLP